SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K

                       CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                            January 21, 1999

                      OHSL FINANCIAL CORP.
       (Exact name of Registrant as specified in its Charter)
Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)     Identification Number)

5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (513) 574-3322
                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On January 21, 1999, the Registrant issued a press release announcing that its 1998 fourth quarter earnings were up 12.7 percent over the same period in 1997 and that its EPS were up 15.8 percent over the EPS reported for the same period in 1997.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release of OHSL Financial Corp., dated January 21,
1999.
                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                             OHSL FINANCIAL CORP.



Date: January 25, 1999      By:/s/ Charles F. Hertlein, Jr., Esq.
                                   Charles F. Hertlein, Jr., Esq.
                                   Attorney-in-fact for
                                   Kenneth L. Hanauer
                                  President and Chief
                                   Executive Officer

                              Exhibit 99.1

          OHSL Announces 4th Quarter Earnings up 12.7 Percent,
                          EPS up 15.8 Percent

     CINCINNATI--(BUSINESS WIRE)--Jan. 21, 1999--OHSL Financial
Corp. (Nasdaq: OHSL), the parent company of Oak Hills Savings and
Loan Co., F.A., today announced earnings for the three months and the full year ended Dec. 31, 1998.

     Net income for the three months ended Dec. 31, 1998 totaled $524,000, an increase of $59,000 or 12.7 percent over the same period in 1997. Net interest income for the three months ended Dec. 31, 1998 totaled $1,877,000, an increase of $116,000 or 6.6 percent over the net interest income for the same period in 1997.

     Net income for the 12 months ended Dec. 31, 1998 totaled $2,161,000, an increase of $154,000 or 7.7 percent over the full year 1997. Net interest income for the 12 months ended Dec. 31, 1998 totaled $7,473,000, an increase of $346,000 or 4.9 percent over the net interest income for the full year 1997. Non-interest income totaled $745,000 for the year ended Dec. 31, 1998 compared to $515,000 for the same period in 1997, an increase of $256,000.

     Earnings per share for the three months ended Dec. 31, 1998 totaled 22 cents, an increase of 3 cents or 15.8 percent over the earnings per share of 19 cents reported for the same period in 1997.

     Earnings per share for the year ended Dec. 31, 1998 totaled
89 cents, an increase of 5 cents or 6.0 percent over the earnings per share of 84 cents reported for the year ended Dec. 31, 1997.

     OHSL's subsidiary, Oak Hills Savings and Loan Co., F.A., offers traditional community bank type services to its individual and business customers through its five offices located in western Hamilton County, Ohio, as well as mutual fund and annuity products through its affiliation with Cox Financial.

                      OHSL FINANCIAL CORP.
                         (unaudited)
                                       Three months ended Dec. 31:
CONSOLIDATED RESULTS OF OPERATIONS         1998         1997
                                           (000)        (000)

Interest income                            $ 4,717      $ 4,505
Interest expense                             2,840        2,744
  Net interest income                        1,877        1,761
Provision for loan losses                       11            0
  Net interest income after provision        1,866        1,761
Noninterst income                              209          177
Noninterest expense                          1,240        1,249
  Net income before tax provision              835          689
Provision for income taxes                     311          224
  Net income                                   524          465

EARNINGS PER SHARE                         $  0.22      $  0.19

DIVIDENDS PER SHARE                        $ 0.125      $  0.11

BOOK VALUE PER SHARE (END OF PERIOD)       $ 11.17      $ 10.80


                                        Year ended Dec. 31:
CONSOLIDATED RESULTS OF OPERATIONS         1998         1997
                                           (000)        (000)

Interest income                            $18,714      $17,612
Interest expense                            11,241       10,485
  Net interest income                        7,473        7,127
Provision for loan losses                       37           32
  Net interest income after provision        7,436        7,095
Noninterest income                             745          515
Noninterest expense                          4,733        4,580
  Net income before tax provision            3,448        3,030
Provision for income taxes                   1,287        1,023
  Net income                                 2,161        2,007

EARNINGS PER SHARE                         $  0.89      $  0.84

DIVIDENDS PER SHARE                        $ 0.485      $ 0.440

/TABLE

              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (unaudited)


                                     Dec. 31         Dec. 31
                                     1998            1997
                                     (000)           (000)

Cash and cash equivalents            $ 19,012        $ 16,224
Investments - held to maturity         65,268          33,854
Investments - available for sale        9,372          10,774
Loans receivable                      164,595         171,768
Other assets                            8,929           6,285
                                     --------        --------
Total assets                          267,176         238,905
                                     --------        --------
                                     --------        --------

Deposits                              206,755         184,690
Advances from Federal Home Loan Bank   31,118          26,570
Other liabilities                       2,277           1,613
                                     --------        --------
Total liabilities                     240,150         212,873

Stockholders' equity                   27,026          26,032
                                     --------        --------
Total liabilities and equity          267,176         238,905
                                     --------        --------
                                     --------        --------

CONTACT:  OHSL Financial Corp.
          Patrick J. Condren, 513/574-3322